                                                                 EXHIBIT 10.86
                                          (AS AMENDED AS OF SEPTEMBER 21, 2001)

===============================================================================


                          REGISTRATION RIGHTS AGREEMENT


                                  by and among


                               CHARLES E. BECKER,

                              MICHAEL E. McINERNEY,

                                  JENS HOHNEL

                                      and

                               THE JOAN INVESTORS

                                      and

                          COLLINS & AIKMAN CORPORATION


                         ------------------------------

                              Dated: July 3, 2001

                         ------------------------------


================================================================================
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                                TABLE OF CONTENTS

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                                    ARTICLE I

                                   DEFINITIONS

1.1        Definitions...........................................................................    2

                                   ARTICLE II

                  GENERAL; SECURITIES SUBJECT TO THIS AGREEMENT

2.1        Grant of Rights.......................................................................    5
2.2        Registrable Securities................................................................    5
2.3        Holders of Registrable Securities.....................................................    6

                                   ARTICLE III

                               DEMAND REGISTRATION

3.1        Request for Demand Registration.......................................................    6
3.2        Incidental or "Piggy-Back" Rights with Respect to a Demand Registration...............    7
3.3        Effective Demand Registration.........................................................    8
3.4        Expenses..............................................................................    9
3.5        Underwriting Procedures...............................................................    9
3.6        Selection of Underwriters.............................................................   10
3.7        Company Preemption Right; Other Registration Rights Agreement.........................   10

                                   ARTICLE IV

                     INCIDENTAL OR "PIGGY-BACK" REGISTRATION

4.1        Request for Incidental Registration...................................................   10
4.2        Expenses..............................................................................   11

                                    ARTICLE V

                               HOLDBACK AGREEMENTS

5.1        Restrictions on Public Sale by Designated Holders.....................................   12
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                                      -i-
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5.2        Restrictions on Public Sale by the Company............................................   12

                                   ARTICLE VI

                             REGISTRATION PROCEDURES

6.1        Obligations of the Company............................................................   13
6.2        Seller Information....................................................................   16
6.3        Notice to Discontinue.................................................................   17
6.4        Registration Expenses.................................................................   17

                                   ARTICLE VII

                          INDEMNIFICATION; CONTRIBUTION

7.1        Indemnification by the Company........................................................   18
7.2        Indemnification by Designated Holders.................................................   18
7.3        Conduct of Indemnification Proceedings................................................   19
7.4        Contribution..........................................................................   20

                                  ARTICLE VIII

                                    COVENANTS

8.1        Rule 144..............................................................................   20
8.2        Wasserstein and Blackstone Priority of Sale...........................................   21

                                   ARTICLE IX

                                  MISCELLANEOUS

9.1        Recapitalizations, Exchanges, etc.....................................................   21
9.2        No Inconsistent Agreements; Timing of Demand Notices..................................   21
9.3        Remedies..............................................................................   22
9.4        Notices...............................................................................   22
9.5        Successors and Assigns; Third Party Beneficiaries.....................................   23
9.6        Amendments and Waivers................................................................   24
9.7        Counterparts..........................................................................   24
9.8        Headings..............................................................................   24
9.9        GOVERNING LAW.........................................................................   24
9.10       Severability..........................................................................   25
9.11       Rules of Construction.................................................................   25
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                                      -ii-
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9.12       Entire Agreement......................................................................   25
9.13       Further Assurances....................................................................   25
9.14       Other Agreements......................................................................   25
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                                      -iii-

                          REGISTRATION RIGHTS AGREEMENT

          REGISTRATION RIGHTS AGREEMENT, dated July 3, 2001, by and among Collins & Aikman Corporation, a Delaware corporation (the "Company"), Charles
E. Becker, Michael E. McInerney and Jens Hohnel (the "Becker Investors") and the Joan Investors (as defined below), if any, added as parties hereto.

          WHEREAS, pursuant to an Agreement and Plan of Merger, dated May 14, 2001 (the "Merger Agreement"), by and among the Company, Collins & Aikman Products Co. and the Becker Investors, the Becker Investors will receive (x) an aggregate of 17,000,000 shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company and (y) warrants to purchase an aggregate of 500,000 shares (the "Warrant Shares") of Common Stock;

          WHEREAS, concurrently herewith, the Company and the Becker Investors are entering into the Stockholders Agreement (as hereinafter defined), pursuant to which the parties thereto have agreed to, among other things, certain first offer and tag-along rights;

          WHEREAS, in order to induce each of the Becker Investors to purchase its shares of Common Stock as provided in the Merger Agreement, the Company has agreed to grant registration rights with respect to the Registrable Securities (as hereinafter defined) as set forth in this Agreement; and

          WHEREAS, the acquisition of Joan Automotive Industries, Inc. is under consideration and remains subject to the negotiation of terms and definitive documentation at the time that the Merger Agreement has been signed, and the Becker Investors and the Company intend that, to the extent shares of Common Stock are issued in connection with such acquisition, the recipients (the "Joan Investors") of such shares receive the rights provided herein pursuant to the same documentation to the extent agreed to by the Joan Investors by executing the signature pages hereto (the "Joan Transaction").

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS


          1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

          "Affiliate" has the meaning specified in the Stockholders Agreement; provided that, for purposes of Section 5.1 hereof, a Person shall not be deemed to be an Affiliate of a Designated Holder merely due to the fact that such Designated Holder is a member of the board of directors or similar governing body of the aforementioned Person.

          "Agreement" means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

          "Approved Underwriter" has the meaning set forth in Section 3.6.

          "Becker Investors" has the meaning set forth in the preamble to this Agreement.

          "Becker Stockholders" means the Becker Investors and their Direct Permitted Transferees to whom Registrable Securities are transferred in accordance with Section 2.2 of the Stockholders Agreement and Section 9.5 of this Agreement.

          "Board of Directors" means the Board of Directors of the Company.

          "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

          "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

          "Common Stock" has the meaning set forth in the preamble to this Agreement or any other capital stock of the Company into which such stock is reclassified or reconstituted and any other common stock of the Company.

          "Company" has the meaning set forth in the preamble to this Agreement and shall mean any successor thereto that has issued common stock in exchange for any Common Stock in connection with any merger or consolidation in which Common Stock of the Company is converted or exchanged, in whole or in part, into such common stock.

          "Company Offering" has the meaning set forth in Section 4.1.

          "Company Underwriter" has the meaning set forth in Section 4.1.

          "day" means any calendar day.

          "Demand Registration" has the meaning set forth in Section 3.1.

          "Designated Holder" means each of the Becker Stockholders and the Joan Stockholders and any transferee of any of them to whom Registrable Securities have been transferred in accordance with Section 9.5, other than a transferee to whom Registrable Securities have been transferred pursuant to a Registration Statement under the Securities Act or Rule 144 under the Securities Act (or any successor rule thereto).

          "Direct Permitted Transferee" has the meaning ascribed to such term in the Stockholders Agreement.

          "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

          "Existing Registration Rights Agreement" means the Registration Rights Agreement dated February 23, 2001 among Blackstone Capital Company II, L.L.C., Heartland Industrial Partners, L.P. and the other named Heartland Entities, Wasserstein/C&A Holdings, L.L.C. and the Company, as amended or modified in accordance with its terms.

          "Future Designated Holder" means each of (i) Textron Inc. ("Textron"), (ii) the New Private Equity Holders and (iii) any other Person that directly or indirectly acquires shares of Common Stock of the Company from Textron or any New Private Equity Holder and that is entitled to demand registration rights pursuant to the terms of one or more registration rights agreements entered into from time to time between the Company, on the one hand, and Textron or one or more New Private Equity Holders, on the other hand.

          "Holders' Counsel" has the meaning set forth in Section 6.1(a).

          "Incidental Registration" has the meaning set forth in Section 4.1.

          "Indemnified Party" has the meaning set forth in Section 7.3.

          "Indemnifying Party" has the meaning set forth in Section 7.3.

          "Initiating Becker Holders" has the meaning set forth in Section 3.1.

          "Initiating Holders" has the meaning set forth in Section 3.1.

          "Initiating Joan Holders" has the meaning set forth in Section 3.1.

          "Inspector" has the meaning set forth in Section 6.1(g).

          "Joan Transaction" has meaning set forth in the preamble to this Agreement.

          "Joan Investors" has the meaning set forth in the preamble to this Agreement.

          "Joan Stockholders" means each Joan Investor and any Direct Permitted Transferee thereof to whom Registrable Securities are transferred in accordance with Section 2.2 of the Stockholders Agreement and Section 9.5 of this Agreement.

          "Liability" has the meaning set forth in Section 7.1.

          "Majority of Becker Stockholders" means the Becker Stockholders holding a majority of the Registrable Securities held by all Becker Stockholders.

          "Majority of the Joan Stockholders" means the Joan Stockholders holding a majority of the Registrable Securities held by all Joan
Stockholders.

          "Merger Agreement" has the meaning set forth in the preamble to this Agreement.

          "NASD" means the National Association of Securities Dealers, Inc.

          "New Private Equity Holders" means those Persons purchasing Common Stock to finance, in part, the transactions contemplated by the proposed transaction with Textron previously disclosed to each of the Becker Investors and the Joan Investors.

          "Non-Designated Stockholder" has the meaning set forth in Section
4.1.

          "Non-Designated Stockholder Offering" has the meaning set forth in
Section 4.1.

          "Person" means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

          "Priority Holders" has the meaning set forth in Section 3.2.

          "Records" has the meaning set forth in Section 6.1(g).

          "Registrable Securities" means, subject to Section 2.2, each of the following: (a) any and all shares of Common Stock acquired by the Designated Holders, in the case of the Becker Investors pursuant to the Merger Agreement and the documentation governing the transfer of shares on the date hereof of Common Stock from Jens Hohnel to Charles E. Becker, including the Warrant Shares, and in the case of the Joan Investors pursuant to the Joan Transaction
(b) any shares of Common Stock issued or issuable to any of the Designated Holders with respect to the Registrable Securities by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise and any shares of Common Stock or voting common stock issuable upon conversion, exercise or exchange thereof.

          "Registration Expenses" has the meaning set forth in Section 6.4.

          "Registration Statement" means a registration statement filed pursuant to the Securities Act.

          "Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Shares" means shares of Common Stock.

          "Valid Business Reason" has the meaning set forth in Section 3.1.

          Any terms not defined herein shall have the meanings ascribed thereto in the Stockholders Agreement.

                                   ARTICLE II

                  GENERAL; SECURITIES SUBJECT TO THIS AGREEMENT


          2.1 Grant of Rights. The Company hereby grants registration rights to the Designated Holders upon the terms and conditions set forth in this Agreement.

          2.2 Registrable Securities. For the purposes of this Agreement, Registrable Securities will cease to be Registrable Securities, when (i) a Registration Statement covering such securities has been declared effective under the Securities Act by the Commission and such securities have been disposed of pursuant to such effective Registration Statement or (ii) with respect to a Designated Holder, the entire amount of such Designated Holder's Registrable Securities may be sold in a single sale, in the opinion of counsel satisfactory to the Company and the Designated Holder, each in their reasonable judgment, without any limita-tion as to volume pursuant to Rule 144 (or any successor provision then in effect) under the Securities Act.

          2.3 Holders of Registrable Securities. A Person is deemed to be a holder of Registrable Securities whenever such Person owns of record Registrable Securities, or holds an option to purchase, or a security convertible into or exercisable or exchangeable for, Registrable Securities whether or not such acquisition or conversion has actually been effected. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company may act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities. Registrable Securities issuable upon exercise of an option or upon conversion of another security shall be deemed outstanding for the purposes of this Agreement.

                                  ARTICLE III

                              DEMAND REGISTRATION


          3.1   Request for Demand Registration.

          (a) A Majority of the Becker Stockholders (the "Initiating Becker Holders"), and a Majority of the Joan Stockholders (the "Initiating Joan Holders," each of the Initiating Becker Holders and the Initiating Joan Holders shall be known as the "Initiating Holders," depending on which of the Initiating Becker Holders or the Initiating Joan Holders makes the subject demand), may each make a written request to the Company to register, and the Company shall register, under the Securities Act (other than pursuant to a Registration Statement on Form S-4 or S-8 or any successor thereto) (a "Demand Registration"), the number of Registrable Securities stated in such request; provided, however, that (1) the Company shall not be obligated to effect (x) more than two (2) such Demand Registrations at the request of Initiating Becker Holders, and (y) more than two (2) such Demand Registrations at the request of Initiating Joan Holders and (2) the Company shall not be obligated to proceed with a Demand Registration at any time prior to July 1, 2003. For purposes of the preceding sentence, two or more Registration Statements filed in response to one demand shall be counted as one Demand Registration; provided, however, that any such Registration Statement filed at the request of an Initiating Holder and subsequently withdrawn at the request of that Initiating Holder shall be counted as a Demand Registration with respect to such Initiating Holder unless the withdrawing Initiating Holder pays the expenses associated with such Registration Statement, in which case such Demand Registration shall not be so counted.

          (b) Notwithstanding anything to the contrary contained herein, no Demand Registration need be effected by the Company within six (6) months after the effectiveness of any Registration Statement pursuant to a Demand Registration hereunder or a "demand registration" (whether under the Existing Registration Rights Agreement or any future Common Stock registration rights agreements) or any Registration Statement for any Company Offering. The Company shall not be obliged to include more than 10 million shares (as equitably adjusted for stock splits, stock combinations and similar events occurring after the date hereof) of Common Stock in any Registration Statement pursuant to a Demand Registration, inclusive of any Shares to be included pursuant to any incidental or piggy-back rights under this Agreement, the Existing Registration Rights Agreement or any future Common Stock registration rights agreements. If the Board of Directors, in its good faith judgment, determines that any registration of Registrable Securities should not be made or continued because it would materially interfere with any material financing, acquisition, corporate reorganization or merger or other material transaction involving the Company (a "Valid Business Reason"), the Company may (x) postpone filing a Registration Statement relating to a Demand Registration until such Valid Business Reason no longer exists, but in no event for more than 135 days, and (y) in case a Registration Statement has been filed relating to a Demand Registration, if the Valid Business Reason has not resulted from actions taken by the Company, the Company, upon the approval of a majority of the Board of Directors may cause such Registration Statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such Registration Statement. For the purposes of certainty, the parties acknowledge that in the event a Registration Statement is so withdrawn, it shall not count as having been a Demand Registration for purposes of the limit on the number of Demand Registrations set forth above. The Company shall give written notice of its determination to postpone or withdraw a Registration Statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof. Notwithstanding anything to the contrary contained herein, the Company may not postpone or withdraw a filing under this Section 3.1 more than once in any twelve (12) month period. Each request for a Demand Registration by the Initiating Holders shall state the number of the Registrable Securities proposed to be sold and the intended method of disposition thereof.

          3.2 Incidental or "Piggy-Back" Rights with Respect to a Demand Registration. Each of the Designated Holders (other than Initiating Holders which have requested a registration under Section 3.1) and Future Designated Holders may offer its or his Registrable Securities in connection with any Demand Registration pursuant to this Section 3.2. Within five (5) Business Days after the receipt of a request for a Demand Registration from an Initiating Holder, the Company shall (i) give written notice thereof to all of the Designated Holders (other than Initiating Holders which have requested a registration under Section 3.1) and Future Designated Holders and (ii) subject to Section 3.5, include in such registration all of the Registrable Securities held by such Designated Holders and Future Designated Holders from whom the Company has received a written request for inclusion therein within ten (10) days of the receipt by such Designated Holders and Future Designated Holders of such written no-tice referred to in clause (i) above. Each such request by such Designated Holders and Future Designated Holders shall specify the number of Registrable Securities proposed to be registered. The failure of any such Designated Holder or Future Designated Holder to respond within such 10-day period referred to in clause (ii) above shall be deemed to be a waiver of such Designated Holder's or Future Designated Holder's rights under this Section 3.2 with respect to such Demand Registration. Any such Designated Holder or Future Designated Holder may waive its rights under this Article III prior to the expiration of such 10-day period by giving written notice to the Company, with a copy to the Initiating Holders. If a Designated Holder or Future Designated Holder sends the Company a written request for inclusion of part or all of such Designated Holder's or Future Designated Holder's Registrable Securities in a Demand Registration, such Designated Holder or Future Designated Holder shall not be entitled to withdraw or revoke such request without the prior written consent of the Company in its sole discretion unless, as a result of facts or circumstances arising after the date on which such request was made relating to the Company or to market conditions, such Designated Holder or Future Designated Holder reasonably determines that participation in such registration would have a material adverse effect on such Designated Holder or Future Designated Holder. Future Designated Holders and Designated Holders (other than the Initiating Holders which have requested a registration under Section 3.1) may participate in a Demand Registration pursuant to the provisions of this Section 3.2 as "Priority Holders" (without being deemed to have requested a Demand Registration under Section 3.1), but their participation rights will be limited to one Demand Registration initiated by the Initiating Becker Holders and one Demand Registration initiated by the Initiating Joan Holders with such Initiating Holders electing at the time of their first request under Section
3.1 whether or not rights will be afforded to Priority Holders under this
Section 3.2. It is understood that Designated Holders and Future Designated Holders may be entitled to rights under Section 4.1 even when they are not Priority Holders.

          3.3 Effective Demand Registration. Subject to Section 3.1, the Company shall use its reasonable best efforts to cause any such Demand Registration to become effective not later than 60 days after it receives a request under Section 3.1. A registration shall not constitute a Demand Registration until it has become effective and remains continuously effective for the shorter of (i) 60 days and (ii) the period during which all Registrable Securities registered in the Demand Registration are sold; provided, however, that a registration shall not constitute a Demand Registration if (x) after such Demand Registration has become effective, such registration or the related offer, sale or distribution of Registrable Securities thereunder is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to the Initiating Holders and such interference is not thereafter eliminated or (y) the conditions specified in the underwriting agreement, if any, entered into in connection with such Demand Registration are not satisfied or waived by reason of a breach by the Company or (z) the Company exercises its rights of postponement, termination or withdrawal under Section 3.1.

          3.4 Expenses. The Company shall pay all Registration Expenses in connection with a Demand Registration, whether or not such Demand Registration becomes effective, except as otherwise provided herein.

          3.5 Underwriting Procedures. If the Company or the Initiating Holders holding a majority of the Registrable Securities held by all of the Initiating Holders so elect, the Company shall use its reasonable best efforts to cause such Demand Registration to be in the form of a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter selected in accordance with
Section 3.6. In connection with any Demand Registration under this Article III involving an underwritten offering, none of the Registrable Securities held by any Designated Holder making a request for inclusion of such Registrable Securities pursuant to Section 3.2 hereof shall be included in such underwritten offering unless such Designated Holder accepts the terms of the offering as agreed upon by the Company, the Initiating Holders and the Approved Underwriter (including execution of an escrow agreement and/or a power of attorney with respect to the disposition of the Registrable Securities), and then only in such quantity as will not, in the opinion of the Approved Underwriter, jeopardize the success of such offering by the Initiating Holders. If the Approved Underwriter advises the Company that the aggregate amount of such Registrable Securities requested to be included in such offering is sufficiently large to have a material adverse effect on the success of such offering, then the Company shall include in such registration only the aggregate amount of Registrable Securities that the Approved Underwriter believes may be sold without any such material adverse effect and shall reduce the amount of Registrable Securities to be included in such registration to the extent of the amount of Registrable Securities that the Approved Underwriter believes may be sold without causing such material adverse effect. In such case Registrable Securities shall be included in the following order of priority:
(1) first, any securities to be sold for the account of the Blackstone Holders and Wasserstein Holders (each as defined in the Existing Registration Rights Agreement), as required by Section 4.1 of the Existing Registration Rights Agreement or Section 8.2 of this Agreement; (2) second, any Registrable Securities and other shares of Common Stock to be sold for the account of the Initiating Holders and Priority Holders (if any), pro rata based upon the number of Registrable Securities and other shares of Common Stock then owned by them; (3) third, any securities to be sold for the account of any Designated Holders (other than the Initiating Holders) and Future Designated Holders that are not Priority Holders, pro rata based upon the number of Registrable Securities and other shares of Common Stock then owned by them; and (4) fourth, by the Company or any other Person exercising incidental or piggyback registration rights. If, by reason of the application of clause (1) or the Priority Holders' rights (if any) in clause (2) or by reason of the 10 million share limitation, less than 50% of the Registrable Securities which the Initiating Holders of the subject Demand Registration requested be registered are included in such registration, the registration shall not count as one of the two Demand Registrations to which such Initiating Holders are entitled nor shall such registration count as a registration in which a Priority Holder exercised its right to be treated as a Priority Holder under
Section 3.2.

          3.6 Selection of Underwriters. If any Demand Registration of Registrable Securities is in the form of an underwritten offering, the Company shall select and obtain an investment banking firm of national reputation to act as the managing underwriter of the offering (the "Approved Underwriter"); provided, however, that the Approved Underwriter shall, in any case, also be approved by the Initiating Holders holding a majority of the Registrable Securities held by all Initiating Holders such approval not to be unreasonably withheld.

          3.7 Company Preemption Right; Existing Registration Rights Agreement. Notwithstanding anything herein to the contrary, to the extent that a Valid Business Reason exists for deferring, postponing or suspending a Demand Registration, the Company shall be entitled to elect to pursue a Company Offering (as hereinafter defined) in furtherance of such Valid Business Reason and to thereby preempt the Demand Registration and defer, postpone or suspend the Demand Registration, in which case the applicable demand shall not count as a Demand Registration. In the event of a conflict between this Agreement and the Existing Registration Rights Agreement, the Existing Registration Rights Agreement will govern.

                                   ARTICLE IV

                     INCIDENTAL OR "PIGGY-BACK" REGISTRATION


          4.1 Request for Incidental Registration. If the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of Common Stock by the Company for its own account (other than a Registration Statement (i) on Form S-4 or S-8 or any successor thereto and (ii) with respect to an offering of Common Stock by the Company exclusively to its existing stockholders) (a "Company Offering") or for the account of any stockholder of the Company other than one in which all Designated Holders are either Initiating Holders or Priority Holders under Article III (each such Stockholder, a "Non-Designated Stockholder" and such offering, a "Non-Designated Stockholder Offering"), then the Company shall give written notice of such proposed filing to each of the Designated Holders at least ten
(10) Business Days before the anticipated filing date, and such notice shall describe the proposed registration and distribution and offer such Designated Holders the opportunity to register the number of Registrable Securities as each such Designated Holder may request (an "Incidental Registration"). The Company shall use its reasonable best efforts to cause the managing underwriter or underwriters in the case of a proposed underwritten offering (the "Company Underwriter") to permit each of the Designated Holders who have requested in writing to participate in the Incidental Registration to include its or his Registrable Securities in such offering on the same terms and conditions as the securities of the Company or the securities of such Non-Designated Stockholders, as the case may be, included therein. In connection with any Incidental Registration under this
Section 4.1 involving an underwritten offering, the Company shall not be required to include any Registrable Securities in such underwritten offering unless the Designated Holders thereof accept the terms of the underwritten offering as agreed upon between the Company, such Non-Designated Stockholders, if any, and the Company Underwriter (including execution of an escrow agreement and/or a power of attorney with respect to the disposition of the Registrable Securities), and then only in such quantity as the Company Underwriter believes will not jeopardize the success of such offering. If the Company Underwriter determines that the registration of all or part of the Registrable Securities which the Designated Holders have requested to be included would materially adversely affect the success of such offering, then the Company shall be required to include in such Incidental Registration the Registrable Securities only to the extent of the amount of Registrable Securities that the Company Underwriter believes may be sold without causing such material adverse effect,
(i) in the case of a Company Offering: first, all of the securities to be offered for the account of the Company; second, any securities to be offered for the account of Blackstone Holders and Wasserstein Holders, pro rata based on the number of securities then owned by each; and third, any other Person (including the Designated Holders) pro rata based on the number of Registrable Securities and other shares of Common Stock of the Company then owned by each; and (ii) in the case of a Non-Designated Stockholder Offering: first, the securities to be offered for the account of Blackstone Holders and Wasserstein Holders pro rata based on the number of Registrable Securities owned by each; second, all of the securities to be offered by such Persons as are exercising demand registration rights; third, all of the securities to be offered for the account of the Company; fourth, any Persons exercising incidental or piggyback registration rights under the Existing Registration Rights Agreement; and fifth, any Registrable Securities and other shares of Common Stock requested to be included in such offering by the Designated Holders or any other Person pro rata based on the number of Registrable Securities and other shares of Common Stock then owned by each. Nothing in this Section 4.1 shall create any liability on the part of the Company or any other Person to the Designated Holders if the Company, for any reason, decides not to file a Registration Statement proposed to be filed pursuant to this Section 4.1 or to withdraw such Registration Statement subsequent to its filing, regardless of any action whatsoever that a Designated Holder may have taken, whether as a result of the issuance by the Company of any notice under this Section 4.1 or otherwise.

          4.2 Expenses. The Company shall bear all Registration Expenses in connection with any Incidental Registration pursuant to this Article IV, whether or not such Incidental Registration becomes effective.

                                   ARTICLE V

                              HOLDBACK AGREEMENTS


          5.1 Restrictions on Public Sale by Designated Holders. To the extent requested (A) by the Company, in the case of a non-underwritten public offering and (B) by the Approved Underwriter or the Company Underwriter, as the case may be, in the case of an underwritten public offering, each Designated Holder of Registrable Securities agrees (x) not to effect any sale or distribution of any Registrable Securities or of any securities convertible into or exchangeable or exercisable for such Registrable Securities, including a sale pursuant to Rule 144 under the Securities Act, or offer to sell, contract to sell (including without limitation any short sale), grant any option to purchase or enter into any hedging or similar transaction with the same economic effect as a sale of Registrable Securities and (y) not to make any request for a Demand
Registration under this Agreement, during the 180 day period or such shorter period, if any, agreed to by the requesting party beginning on the effective date of such Registration Statement (except as part of such registration); provided, that, if the Company or any Approved Underwriter or Company Underwriter requests that a Designated Holder be subject to clauses (x) and/or
(y), all Designated Holders shall thereupon become subject to the same restrictions upon the same terms; provided, however, that, with respect to each Designated Holder, the provisions of clause (x) shall terminate with respect to any Registration Statement in which such Designated Holder is not a participant if such Designated Holder and its Affiliates own less than 5% of the outstanding shares of Common Stock of the Company before giving effect to any such offering pursuant to such Registration Statement. No holder of 5% or more of the outstanding shares of Common Stock of the Company (nor any person within the common control of any such person or a family member of any such person) subject to a registration rights agreement shall be released by the Company from any obligation similar to the foregoing unless the Designated Holders are also offered such a release. No Designated Holder of Registrable Securities subject to this Section 5.1 shall be released from any obligation under any agreement, arrangement or understanding entered into pursuant to this Section
5.1 except to the extent all other Designated Holders of Registrable Securities subject to the same obligation are also released.

          5.2   Restrictions on Public Sale by the Company. The Company agrees
(a) not to effect any sale or distribution of any of its securities, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to registrations on Form S-4 or S-8 or any successor thereto), during the period beginning on the effective date of any Registration Statement in which the Designated Holders of Registrable Securities are participating and ending on the date on which all Registrable Securities registered on such Registration Statement are sold (except as part of such registration) and (b) to use commercially reasonable efforts to cause its directors and executive officers to agree not to effect any public sale or dis-tribution of any Common Stock (or securities convertible or exchangeable therefor) of the Company owned or controlled by them or their respective Affiliates at a time when the Company is restricted from selling or distributing Common Stock under the preceding clause (a).

                                   ARTICLE VI

                            REGISTRATION PROCEDURES


          6.1 Obligations of the Company. Whenever registration of Registrable Securities has been requested pursuant to Article III or Article IV of this Agreement, the Company shall use its reasonable best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof as quickly as practicable, and in connection with any such request, the Company shall, as expeditiously as possible:

          (a) prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of such Registrable Securities in accordance with the intended method of distribution thereof, and use its reasonable best efforts to cause such Registration Statement to become effective; provided, however, that (x) before filing a Registration Statement or prospectus or any amendments or supplements thereto, the Company shall provide counsel selected by the Designated Holders holding a majority of the Registrable Securities being registered in such registration ("Holders' Counsel") and any other Inspector with a reasonably adequate and appropriate opportunity to review and comment on such Registration Statement and each prospectus included therein (and each amendment or supplement thereto) to be filed with the Commission, subject to such documents being under the Company's control, and (y) the Company shall notify the Holders' Counsel and each seller of Registrable Securities of any stop order issued or threatened by the Commission and take all action required to prevent the entry of such stop order or to remove it if entered;

          (b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the lesser of (x) 90 days and (y) such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

          (c) furnish to each seller of Registrable Securities, prior to filing a Registration Statement, at least one copy of such Registration Statement as is proposed to be filed, and thereafter such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), and the prospectus included in such Registration Statement (including each preliminary prospectus) and any prospectus filed under Rule 424 under the Securities Act as each such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

          (d) register or qualify such Registrable Securities under such other securities or "blue sky" laws of such jurisdictions as any seller of Registrable Securities may reasonably request, and to continue such qualification in effect in such jurisdiction for as long as required pursuant to the laws of such jurisdiction, or for as long as any such seller reasonably requests or until all of such Registrable Securities are sold, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, however, that the Company shall not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6.1(d), (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction;

          (e) notify each seller of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company shall promptly prepare a supplement or amendment to such prospectus and furnish to each seller of Registrable Securities a reasonable number of copies of such supplement to or an amendment of such prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (f) enter into and perform customary agreements (including an underwriting agreement in customary form with the Approved Underwriter or Company Underwriter, if any, selected as provided in Article III or
     Article IV, as the case may be) and take such other actions as are prudent and reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

          (g) make available at reasonable times for inspection by any seller of Registrable Securities, any managing underwriter participating in any disposition of such Registrable Securities pursuant to a Registration Statement, Holders' Counsel and any attorney, accountant or other agent retained by any such seller or any managing underwriter (each, an "Inspector" and collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's and its subsidiaries' officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspector in connection with such Registration Statement. Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors (and the Inspectors shall confirm their agreement in writing in advance to the Company if the Company shall so request) unless (x) the disclosure of such Records is necessary, in the Company's judgment, to avoid or correct a misstatement or omission in the Registration Statement, (y) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction after exhaustion of all appeals therefrom or (z) the information in such Records was known to the Inspectors on a non-confidential basis prior to its disclosure by the Company or has been made generally available to the public. Each seller of Registrable Securities agrees that it shall, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

          (h) if such sale is pursuant to an underwritten offering, cause to be delivered "cold comfort" letters dated the effective date of the Registration Statement and the date of the closing under the underwriting agreement from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters as Holders' Counsel or the managing underwriter reasonably requests;

          (i) if such sale is pursuant to an underwritten offering, cause to be furnished, at the request of any seller of Registrable Securities on the date such securities are delivered to the underwriters for sale pursuant to such registration or, if such securities are not being sold through underwriters, on the date the Registration Statement with respect to such securities becomes effective, an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the seller making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as the un-derwriters, if any, and such seller may reasonably request and are customarily included in such opinions;

          (j) comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable but no later than fifteen (15) months after the effective date of the Registration Statement, an earnings statement covering a period of twelve (12) months beginning after the effective date of the Registration Statement, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

          (k) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed, provided that the applicable listing requirements are satisfied;

          (l) keep Holders' Counsel advised in writing as to the initiation and progress of any registration under Article III or Article IV hereunder;

          (m) cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD;

          (n) make officers available to participate in customary road shows and other informational meetings as reasonably requested by any Approved Underwriter or Company Underwriter (it being understood that the Company, in its discretion, may require that there be "road shows" and other informational meetings in connection with a Demand Registration); and

          (o) take all other steps reasonably necessary to effect the registration of the Registrable Securities contemplated hereby.

          6.2 Seller Information. (a) It shall be a condition precedent to the obligation of the Company to include any Registrable Securities of any Designated Holder in a Registration Statement pursuant to this Agreement that the Designated Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, any other securities of the Company held by it, and the intended method of disposition of such Registrable Securities as shall be required to effect the registration of the Registrable Securities held by such Designated Holder, including, without limitation, all information required to be disclosed in order to make the information previously furnished to the Company by such Designated Holder not materially misleading or necessary to cause such Registration Statement not to omit a material fact with respect to such Designated Holder necessary in order to make the statements therein not misleading. Any such Information shall be provided to the Company within any reasonable time period requested by the Company.

          (b) Each Designated Holder shall notify the Company, at any time when a prospectus is required to be delivered under applicable law, of the happening of any event as a result of which the prospectus included in the applicable Registration Statement, as then in effect, in each case only with respect to information provided by such Holder, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. Such Designated Holder shall immediately upon the happening of any such event cease using such prospectus.

          6.3 Notice to Discontinue. Each Designated Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6.1(e) or 6.2(b), such Designated Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Designated Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 6.1(e) and, if so directed by the Company, such Designated Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Designated Holder's possession, of the prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement (including, without limitation, the period referred to in Section 6.1(b)) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6.1(e) to and including the date when sellers of such Registrable Securities under such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by and meeting the requirements of Section 6.1(e).

          6.4 Registration Expenses. The Company shall pay all expenses arising from or incident to its performance of, or compliance with, this Agreement, including, without limitation, (i) Commission, stock exchange and NASD registration and filing fees, (ii) all fees and expenses incurred in complying with securities or "blue sky" laws (including reasonable fees, charges and disbursements of counsel to any underwriter incurred in connection with "blue sky" qualifications of the Registrable Securities as may be set forth in any underwriting agreement), (iii) all printing, messenger and delivery expenses, (iv) the fees, charges and disbursements of counsel to the Company and of its independent public accountants and any other accounting fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any "cold comfort" letters or any special audits incident to or required by any registration or qualification), (v) the reasonable fees, charges and disbursements of Holders' Counsel not to exceed $35,000 and (vi) any liability insurance or other premiums for insurance obtained in connection with any Demand Registration or piggy-back registration thereon or Incidental Registration pursuant to the terms of this Agreement, regardless of whether such Registration Statement is declared effective. All of the expenses de-scribed in the preceding sentence of this Section 6.4 are referred to herein as "Registration Expenses." The Designated Holders of Registrable Securities sold pursuant to a Registration Statement shall bear the expense of any broker's commission, underwriter's discount or commission or transfer taxes relating to registration and sale of such Designated Holders Registrable Securities and, subject to clause (v) above, shall bear the fees and expenses of their own counsel.

                                  ARTICLE VII

                         INDEMNIFICATION; CONTRIBUTION


          7.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless each Designated Holder, its partners, directors, officers, Affiliates and each Person who controls (within the meaning of Section 15 of the Securities Act) such Designated Holder from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) (each, a "Liability" and collectively, "Liabilities"), arising out of or based upon any untrue, or allegedly untrue, statement of a material fact contained in any Registration Statement, prospectus or preliminary prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading under the circumstances such statements were made or arising out of a violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under any such legislation, except insofar as such Liability (i) arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission contained in such Registration Statement, preliminary prospectus or final prospectus in reliance and in conformity with information concerning such Designated Holder furnished in writing to the Company by such Designated Holder expressly for use therein, including, without limitation, the information furnished to the Company pursuant to Section 6.2, or (ii) is caused by any failure by the Designated Holder to deliver a prospectus or preliminary prospectus (or amendment or supplement thereto) as and when required under the Securities Act after such prospectus has been timely furnished by the Company . The Company shall also provide customary indemnities to any underwriters of the Registrable Securities, their officers, directors and employees and each Person who controls such underwriters (within the meaning of Section 15 of the Securities Act) to the same extent as provided above with respect to the indemnification of the Designated Holders of Registrable Securities.

          7.2 Indemnification by Designated Holders. Each Designated Holder agrees to indemnify and hold harmless the Company, the other Designated Holders, any underwriter retained by the Company, each of their respective officers, directors and Affiliates and each

Person who controls the Company, the other Designated Holders or such underwriter (within the meaning of Section 15 of the Securities Act) to the same extent as the foregoing indemnity from the Company to the Designated Holders, but only if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with information with respect to such Designated Holder furnished in writing to the Company by such Designated Holder expressly for use in such Registration Statement or prospectus, including, without limitation, the information furnished to the Company pursuant to Section 6.2; provided, however, that the total amount to be indemnified by such Designated Holder pursuant to Section 6.2 shall be limited to the net proceeds received by such Designated Holder in the offering to which the Registration Statement or prospectus relates.

          7.3 Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder (the "Indemnified Party") agrees to give prompt written notice to the indemnifying party (the "Indemnifying Party") after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing to the Indemnified Party for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, however, that the failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party of any Liability that it may have to the Indemnified Party hereunder (except to the extent that the Indemnifying Party is materially prejudiced or otherwise forfeits substantive rights or defenses by reason of such failure). If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel reasonably satisfactory to the Indemnified Party or (iii) the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and such parties have been advised by such counsel that either (x) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (y) there may be one or more legal defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party. In any of such cases, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Indemnified Parties. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the consent of such Indemnified Party, which consent shall not be unreasonably withheld, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is a party and indemnity has been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all Liability for claims that are the subject matter of such proceeding.

          7.4   Contribution. If the indemnification provided for in this
Article VII from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any Liabilities referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such Liabilities, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 7.1, 7.2 and 7.3, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding; provided that the total amount to be contributed by such Designated Holder shall be limited to the net proceeds received by such Designated Holder in the offering.

          The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                                  ARTICLE VIII

                                   COVENANTS


          8.1 Rule 144. The Company covenants that it shall (a) file any reports required to be filed by it under the Exchange Act and (b) take such further action as each Designated Holder of Registrable Securities may reasonably request (including providing any information necessary to comply with Rule 144 under the Securities Act), all to the extent re-quired from time to time to enable such Designated Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, or Regulation S under the Securities Act or (ii) any similar rules or regulations hereafter adopted by the Commission. The Company shall, upon the request of any Designated Holder of Registrable Securities, deliver to such Designated Holder a written statement as to whether it has complied with such requirements.

          8.2 Wasserstein and Blackstone Priority of Sale. Notwithstanding anything to the contrary set forth in this Agreement, in the event of any offering of Common Stock, whether pursuant to a public offering, private placement or other exempt sale in which Blackstone Holders and/or Wasserstein Holders, on the one hand, and any other stockholder of the Company (including, without limitation, any Becker Stockholder and any Joan Stockholder), on the other hand, desire or intend to sell Common Stock, Blackstone Holders and Wasserstein Holders, pro rata based on the number of shares of Common Stock then owned by each, shall have an absolute right to sell prior to the right of any other such holder.

                                   ARTICLE IX

                                  MISCELLANEOUS


          9.1 Recapitalizations, Exchanges, etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to (i) the shares of Common Stock, (ii) any and all shares of common stock of the Company into which the shares of Common Stock are converted, exchanged or substituted in any recapitalization or other capital reorganization by the Company and (iii) any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, the shares of Common Stock and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. The Company shall cause any successor or assign (whether by merger, consolidation, sale of assets or otherwise) to assume this Agreement with the Designated Holders on terms substantially the same as this Agreement as a condition of any such transaction.

          9.2 No Inconsistent Agreements; Timing of Demand Notices. (a) The Company represents and warrants that it has not granted to any Person, other than the Blackstone Holders and the Wasserstein Holders, the right to request or require the Company to register any securities issued by the Company, other than the rights granted to the Designated Holders herein. The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Designated Holders in this Agreement.

          (b) Each of the parties hereto agrees that in the event of an exercise by more than one party of a right to a "demand" registration whether pursuant to Section 3.1 of this Agreement or pursuant to any other registration rights agreement to which the Company may be a party from time to time, the registration rights agreement (including, without limitation, this Agreement) under which the first request shall have been made for "demand" registration rights shall determine whether the provisions of Article III or Article IV of this Agreement shall govern the applicable rights of the parties.

          9.3 Remedies. The Designated Holders, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of their rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.

          9.4 Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be made by telecopier, courier service or personal delivery:

          (a)   if to the Company:

                    Collins & Aikman Corporation
                    5755 New King Court
                    Troy, Michigan  48098
                    Fax:  (248) 824-1512
                    Attn: Thomas E. Evans, CEO
                    Fax:  (248) 824-1882
                    Attn: Ronald T. Lindsay, Esq., General Counsel

                    with a copy to:

                    Cahill Gordon & Reindel
                    80 Pine Street
                    17th Floor
                    New York, New York  10005
                    Fax:  (212) 269-5420
                    Attn: W. Leslie Duffy, Esq.
                          Jonathan A. Schaffzin, Esq.

          (b)   if to the Becker Stockholders:

                    Becker Ventures LLC
                    6600 E. 15 Mile Road
                    Sterling Heights, Michigan  48312
                    Fax:  (810) 979-1634
                    Attn: Michael E. McInerney, Esq.

                    with a copy to:

                    Clark Hill PLC
                    500 Woodward Ave., Suite 3500
                    Detroit, Michigan  48226-3435
                    Fax:  (313) 965-8252
                    Attn: D. Kerry Crenshaw, Esq.

          (c)   if to any Joan Stockholders:

                    c/o Joan Fabrics Corporation
                    100 Vesper Executive Park
                    Tyngsboro, Massachusetts  01879
                    Attention:  Elkin McCallum, CEO
                    Facsimile No.:  (978) 649-9142

                    with a copy to:

                    Goulston & Storrs, A Professional Corporation
                    400 Atlantic Avenue
                    Boston, Massachusetts  02110-3333
                    Attention:  Donald L. Shulman
                    Facsimile No.:  (617) 574-4112

          All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; the next Business Day after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied. Any party may by notice given in accordance with this Section 9.4 designate another address or Person for receipt of notices hereunder, and the Company shall update its record books accordingly.

          9.5 Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto as hereinafter provided. The Demand Registration rights and related rights contained in Article III hereof shall be, with respect to any Registrable Security that is transferred to a Direct Permitted Transferee of a Becker Stockholder or a Joan Stockholder, automatically transferred to such transferee who agrees in writing to be bound hereby, but only if transferred in compliance with the Stockholders Agreement. The incidental or "piggy-back" registration rights of the Designated Holders contained in Article IV hereof and the other rights of each of the Designated Holders with respect thereto shall be, with respect to any Registrable Security, automatically transferred to any Person who is the transferee of such Registrable Security, but only if transferred in compliance with the Stockholders Agreement. All of the obligations of the Company hereunder shall survive any such transfer. Any assignment in violation of this Agreement shall be null and void. Except as provided in Article VII, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

          9.6 Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless consented to in writing by (i) the Company, (ii) a Majority of the Becker Stockholders and (iii) a Majority of the Joan Stockholders; provided, however, that consent of the Becker Stockholders or the Joan Stockholders need not be obtained in the case of any amendment, modification, supplement, waiver or consent that is not adverse to the Becker Stockholders or the Joan Stockholders, as the case may be. Any such written consent (or amendment, modification, supplement, consent or waiver for which written consent of a party is not required in accordance with this Section 9.6) shall be binding upon the Company and all of the Designated Holders who receive notice of it in accordance with the provisions of this Agreement, which notice shall specify the effect of such consent, amendment, modification, supplement or waiver, as the case may be.

          9.7 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          9.8 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          9.9 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

          9.10 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

          9.11 Rules of Construction. Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.

          9.12 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

          9.13 Further Assurances. Each of the parties shall, and shall cause their respective Affiliates to, execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

          9.14 Other Agreements. Nothing contained in this Agreement shall be deemed to be a waiver of, or release from, any obligations any party hereto may have under, or any restrictions on the transfer of Registrable Securities or other securities of the Company imposed by, any other agreement including, but not limited to, the Merger Agreement or the Stockholders Agreement.

                  [Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed this Agreement on the date first written above.

                         COLLINS & AIKMAN CORPORATION

                         By:   /s/ Ronald T. Lindsay
                               ---------------------
                               Name:   Ronald T. Lindsay
                               Title:  General Counsel

                         CHARLES E. BECKER

                         /s/ Charles E. Becker
                         ---------------------

                         MICHAEL E. McINERNEY

                         /s/ Michael E. McInerney
                         ------------------------

                         JENS HOHNEL

                         /s/ Jens Hohnel
                         ---------------

                         JOAN FABRICS CORPORATION

                         By:  /s/ Elkin McCallum
                              ------------------
                              Name:    Elkin McCallum
                              Title:   Chairman of the Board; Chief
                                       Executive Officer

                         JFC HOLDINGS TRUST

                         By: /s/ Elkin McCallum
                             ------------------
                             Elkin McCallum, as Trustee and not
                             individually

                         ELKIN MCCALLUM, a Joan Investor

                         /s/ Elkin McCallum
                         ------------------

                         DONNA MCCALLUM, a Joan Investor

                         /s/ Donna Mccallum
                         ------------------